Distribution Solutions Group Announces
Third Quarter 2025 Results
Delivers Quarterly Revenue Growth of 10.7%,
Organic Daily Sales Up 6.0% Year-Over-Year and Strong Operating Cash Flow

FORT WORTH, TEXAS, October 30, 2025 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the third quarter ended September 30, 2025. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	September 30,			June 30,
(Dollars in thousands)	2025	2024	% Change	2025	% Change
Revenue	$517,958	$468,019	10.7%	$502,437	3.1%

Operating income	$23,619	$18,947	24.7%	$26,826	(12.0)%
Non-GAAP adjusted operating income	$40,065	$42,458	(5.6)%	$39,873	0.5%

Non-GAAP adjusted EBITDA	$48,457	$49,110	(1.3)%	$48,561	(0.2)%

Operating income (loss) as a percent of revenue	4.6%	4.0%	60bps	5.3%	-70bps
Adjusted EBITDA as a percent of revenue	9.4%	10.5%	-110bps	9.7%	-30bps

Bryan King, CEO and Chairman, said, "Our third-quarter results demonstrate the strength and resilience of our business model, even as inflation, tariffs, and higher interest rates continue to challenge parts of the U.S. economy. We delivered double-digit revenue growth of 10.7% in the quarter, supported by strong momentum in organic average daily sales which grew 6.0%, as well as revenue contributions from our recent acquisitions. Sales growth was realized across each of our segments, particularly strong at Gexpro Services and the Canada Branch Division. Supported by four quarters of organic top-line revenue growth quarter-over-quarter, we’re entering the final stretch of the year with solid momentum and confidence in our growth strategy.

"Once again, we delivered strong operating cash flow of $38.4 million in the quarter. We also enhanced shareholder returns with more than $20.0 million in common stock repurchases in the first nine months of 2025 reflecting our confidence in the Company's performance trajectory despite a challenging macro environment. Adjusted EBITDA totaled $48.5 million, or 9.4% of sales, a strong showing despite product and customer mix dynamics and the impact of increased employee-related costs, in particular, for healthcare. While industry-wide U.S. manufacturing softness and significant strategical investments in the business have pressured margins below 10% this year, we’re encouraged by the progress our teams are making. Gexpro Services delivered another quarter of sequential margin expansion, and our Canada Branch Division—primarily Source Atlantic—achieved significant improvement, to 9.6% compared to 6.5% in the second quarter. These results reflect disciplined execution of margin unlocking initiatives and continued focus on operational efficiencies across our portfolio.

"We ended the quarter with no outstanding revolver debt and total liquidity of over $335 million. This underscores our solid liquidity position and the financial flexibility to pursue future acquisitions and other strategic growth opportunities. As we look at the fourth quarter, we’re maintaining a cautious outlook given tougher year-over-year comparisons and ongoing economic uncertainty. That said, I remain confident in our leadership teams and their ability to continue building structurally higher-margin businesses that generate strong free cash flow and create long-term value for our shareholders," concluded Mr. King.

2025 Third Quarter Summary(1)

•Revenue increased $49.9 million, or 10.7%, to $518.0 million, driven by $23.3 million of incremental revenue from three acquisitions closed in the second half of 2024. Organic sales grew 6.0% over a year ago and 3.1% sequentially over the second quarter of 2025.
•Operating income was $23.6 million, net of $11.7 million of non-cash acquired intangible amortization and $4.8 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to an operating income of $18.9 million in the prior year quarter, net of similar items as 2025. Adjusted operating income, excluding these non-cash and non-recurring items, was $40.1 million in the current quarter compared to $42.5 million in the year-ago quarter and $39.9 million in the second quarter of 2025.
•Diluted net income per share was $0.14 for the quarter compared to diluted net income per share of $0.46 in the year-ago quarter which benefitted from a substantial non-recurring tax benefit. Non-GAAP adjusted diluted earnings per share was $0.40 compared to $0.37 for the same period a year ago and $0.35 for the second quarter of 2025.
•Adjusted EBITDA was $48.5 million, or 9.4% of sales, compared to $49.1 million, or 10.5% of sales in the prior year quarter. Inclusion of the 2024 Source Atlantic acquisition compressed Adjusted EBITDA as a percentage of sales by approximately 11bps over the year ago quarter.
•Cash flow from operations was $38.4 million for the quarter. Uses of cash for the quarter included net capital expenditures of $7.7 million.
•The Company ended the quarter with total liquidity of $335.4 million, consisting of $82.7 million of cash (restricted and unrestricted) and $252.7 million available under its credit facility with no outstanding borrowings under its revolver. Net debt leverage was 3.5x.
•Net working capital ended at $485.7 million for the quarter.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2025 third quarter results at 9:00 a.m. Eastern Time on October 30, 2025. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 667630. A replay of the conference call will be available by telephone approximately two hours after completion of the call through November 13, 2025. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 52952. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 200,000 customers in several diverse end markets supported by approximately 4,400 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$69,214	$66,479
Restricted cash	13,486	15,247
Accounts receivable, less allowances	295,456	250,717
Inventories	345,206	348,226
Prepaid expenses and other current assets	43,030	31,505
Total current assets	766,392	712,174
Property, plant and equipment, net	126,544	125,524
Rental equipment, net	37,454	39,376
Goodwill	467,024	462,789
Deferred tax asset, net	372	136
Intangible assets, net	237,227	269,763
Cash value of life insurance	21,253	19,916
Right of use operating lease assets	105,312	91,962
Other assets	4,948	5,615
Total assets	$1,766,526	$1,727,255
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$155,036	$125,575
Current portion of long-term debt	42,452	40,476
Current portion of lease liabilities	20,256	18,951
Accrued expenses and other current liabilities	88,219	81,259
Total current liabilities	305,963	266,261
Long-term debt, less current portion, net	665,539	693,903
Lease liabilities	92,993	77,758
Deferred tax liability, net	23,477	22,265
Other liabilities	24,680	26,525
Total liabilities	1,112,652	1,086,712
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,828,925 and 47,738,290 shares, respectively Outstanding - 46,286,285 and 46,856,757 shares, respectively	46,286	46,856
Capital in excess of par value	683,902	677,473
Retained deficit	(27,323)	(42,039)
Treasury stock – 1,542,640 and 881,533 shares, respectively	(40,135)	(19,631)
Accumulated other comprehensive income (loss)	(8,856)	(22,116)
Total stockholders' equity	653,874	640,543
Total liabilities and stockholders' equity	$1,766,526	$1,727,255

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenue	$517,958	$468,019	$1,498,424	$1,323,641
Cost of goods sold	347,632	309,171	994,034	869,857
Gross profit	170,326	158,848	504,390	453,784

Selling, general and administrative expenses	146,707	139,901	433,848	417,896

Operating income (loss)	23,619	18,947	70,542	35,888

Interest expense	(13,955)	(15,160)	(42,408)	(39,780)
Change in fair value of earnout liabilities	—	(858)	(1,000)	(861)
Other income (expense), net	(1,283)	(15)	(1,377)	82

Income (loss) before income taxes	8,381	2,914	25,757	(4,671)
Income tax expense (benefit)	1,929	(19,007)	11,041	(23,264)

Net income (loss)	$6,452	$21,921	$14,716	$18,593

Basic income (loss) per share of common stock	$0.14	$0.47	$0.32	$0.40

Diluted income (loss) per share of common stock	$0.14	$0.46	$0.31	$0.39

Basic weighted average shares outstanding	46,280,811	46,799,672	46,419,969	46,798,598

Diluted weighted average shares outstanding	47,060,025	47,560,478	47,212,912	47,603,808

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income (loss)	$14,716	$18,593
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	60,359	54,211
Amortization of debt issuance costs	2,581	2,093
Stock-based compensation	4,624	4,323
Deferred income taxes	975	(2,814)
Change in fair value of earnout liabilities	1,000	861
(Gain) loss on sale of rental equipment	(3,454)	(1,586)
(Gain) loss on sale of property, plant and equipment	(716)	190
Charge for step-up of acquired inventory	—	1,760
Net realizable value adjustment and write-offs for obsolete and excess inventory	5,694	4,311
Bad debt expense	3,480	537
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(44,940)	(30,423)
Inventories	1,470	(981)
Prepaid expenses and other current assets	3,743	(33,335)
Accounts payable	27,556	14,091
Accrued expenses and other current liabilities	(10,334)	(20,183)
Other changes in operating assets and liabilities	152	(912)
Net cash provided by (used in) operating activities	66,906	10,736
Investing activities
Purchases of property, plant and equipment	(15,796)	(9,091)
Proceeds from sale of property, plant and equipment	990	—
Business acquisitions, net of cash acquired	(2,176)	(194,393)
Purchases of rental equipment	(12,849)	(5,703)
Proceeds from sale of rental equipment	9,367	3,795
Net cash provided by (used in) investing activities	(20,464)	(205,392)
Financing activities
Proceeds from revolving lines of credit	205,943	166,777
Payments on revolving lines of credit	(204,128)	(166,496)
Proceeds from term loans	—	200,000
Payments on term loans	(30,188)	(22,688)
Deferred financing costs	—	(2,064)
Repurchase of common stock	(20,252)	(2,580)
Shares repurchased held in treasury	(252)	(538)
Stock option exercises	877	—
Payment of financing lease principal	(445)	(462)
Net cash provided by (used in) financing activities	(48,445)	171,949
Effect of exchange rate changes on cash and cash equivalents	2,977	(1,151)
Increase (decrease) in cash, cash equivalents and restricted cash	974	(23,858)
Cash, cash equivalents and restricted cash at beginning of period	81,726	99,625
Cash, cash equivalents and restricted cash at end of period	$82,700	$75,767
Cash and cash equivalents	$69,214	$61,344
Restricted cash	13,486	14,423
Total cash, cash equivalents and restricted cash	$82,700	$75,767

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2025	2024
Revenue:
Lawson Products	$121,549	$117,957
Canada Branch Division	59,977	39,092
Gexpro Services	130,525	116,141
TestEquity	206,479	195,244
Intersegment revenue elimination	(572)	(415)
Total	$517,958	$468,019

Operating income (loss):
Lawson Products	$5,385	$726
Canada Branch Division	3,494	2,523
Gexpro Services	13,880	11,543
TestEquity	2,635	4,329
All Other	(1,775)	(174)
Total	$23,619	$18,947

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2025 and 2024 and the three months ended June 30, 2025. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2025	2024	2025
Net income (loss)	$6,452	$21,921	$5,003
Income tax expense (benefit)	1,929	(19,007)	6,859
Other income (expense), net	1,283	15	726
Change in fair value of earnout liabilities	—	858	—
Interest expense	13,955	15,160	14,238
Operating income (loss)	23,619	18,947	26,826
Depreciation and amortization	20,042	18,624	20,338
Stock-based compensation(1)	2,400	2,432	1,250
Severance and acquisition related retention expenses(2)	2,094	3,568	355
Acquisition related costs(3)	87	2,901	(208)
Inventory step-up(4)	—	1,126	—
Other non-recurring(5)	215	1,512	—
Non-GAAP adjusted EBITDA	$48,457	$49,110	$48,561

Operating income (loss) as a percent of revenue	4.6%	4.0%	5.3%

Adjusted EBITDA as a percent of revenue	9.4%	10.5%	9.7%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2025		September 30, 2024		June 30, 2025
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$6,452	$0.14	$21,921	$0.46	$5,003	$0.11

Pretax adjustments:
Stock-based compensation	2,400	0.05	2,432	0.05	1,250	0.03
Acquisition related costs	87	—	2,901	0.06	(208)	—
Amortization of intangible assets	11,650	0.25	11,972	0.25	11,650	0.25
Severance and acquisition related retention expenses	2,094	0.04	3,568	0.08	355	0.01
Change in fair value of earnout liabilities	—	—	858	0.02	—	—
Inventory step-up	—	—	1,126	0.02	—	—
Other non-recurring	215	—	1,512	0.03	—	—
Total pretax adjustments	16,446	0.34	24,369	0.51	13,047	0.29
Tax effect on adjustments(1)/(3)	(4,307)	(0.08)	(11,210)	(0.23)	(3,135)	(0.08)
Deferred tax asset valuation allowance(3)/(4)	179	—	(17,425)	(0.37)	1,536	0.03
Non-GAAP adjusted net income	$18,770	$0.40	$17,655	$0.37	$16,451	$0.35

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 47.060 million, 47.560 million and 46.563 million diluted shares for the third quarter of 2025 and 2024,and the second quarter of 2025, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2025	2024	2025
Operating income (loss)	$23,619	$18,947	$26,826

Gross profit adjustments:
Inventory step-up(1)	—	1,126	—
Total gross profit adjustments	—	1,126	—

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	87	2,901	(208)
Amortization of intangible assets	11,650	11,972	11,650
Stock-based compensation(3)	2,400	2,432	1,250
Severance and acquisition related retention expenses(4)	2,094	3,568	355
Other non-recurring(5)	215	1,512	—
Total selling, general and administrative adjustments	16,446	22,385	13,047

Total adjustments	16,446	23,511	13,047
Non-GAAP adjusted operating income	$40,065	$42,458	$39,873

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q3 2025 and Q3 2024
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q3 2025	Q3 2024	Q3 2025	Q3 2024	Q3 2025	Q3 2024	Q3 2025	Q3 2024	Q3 2025	Q3 2024	Q3 2025	Q3 2024	Q3 2025	Q3 2024
Revenue from external customers	$121,541	$117,953	$130,192	$115,764	$206,310	$195,210	$59,915	$39,092	$—	$—	$—	$—	$517,958	$468,019
Intersegment revenue	8	4	333	377	169	34	62	—	—	—	(572)	(415)	—	—
Revenue	$121,549	$117,957	$130,525	$116,141	$206,479	$195,244	$59,977	$39,092	$—	$—	$(572)	$(415)	$517,958	$468,019

Operating income (loss)	$5,385	$726	$13,880	$11,543	$2,635	$4,329	$3,494	$2,523	$(1,775)	$(174)			$23,619	$18,947

Depreciation and amortization	6,666	6,533	3,541	3,840	8,220	7,460	1,615	791	—	—			20,042	18,624
Adjustments:
Acquisition related costs(1)	(17)	2,967	(2)	462	58	875	48	—	—	(1,403)			87	2,901
Stock-based compensation(2)	1,025	2,209	60	—	925	65	—	—	390	158			2,400	2,432
Severance and acquisition related retention expenses(3)	840	2,269	276	13	486	1,275	492	11	—	—			2,094	3,568
Inventory step-up(4)	—	432	—	—	—	—	—	694	—	—			—	1,126
Other non-recurring(5)	60	337	—	538	27	380	128	—	—	257			215	1,512

Non-GAAP adjusted EBITDA	$13,959	$15,473	$17,755	$16,396	$12,351	$14,384	$5,777	$4,019	$(1,385)	$(1,162)			$48,457	$49,110

Operating income (loss) as a percent of revenue	4.4%	0.6%	10.6%	9.9%	1.3%	2.2%	5.8%	6.5%	N/M	N/M			4.6%	4.0%
Adjusted EBITDA as a percent of revenue	11.5%	13.1%	13.6%	14.1%	6.0%	7.4%	9.6%	10.3%	N/M	N/M			9.4%	10.5%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207